
                                           MONONGAHELA POWER COMPANY
                                                CASH REQUIREMENTS
                                                   ($millions)


                                                      1998
                        JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):         36.5  34.8  36.2  35.5  34.3  33.9  36.2  35.2  33.0  34.4  33.6  36.0

  Taxes:                  9.1   7.7   7.9   6.0   6.3   5.8   7.2   7.8   6.3   7.1   7.2   9.2


  Interest expense:       2.8   0.6   1.8   2.9   6.7   3.8   2.8   0.7   1.9   2.4   6.7   3.9

  Dividends:
   Preferred Stock              1.3               1.2               1.3               1.2
   Common Stock                                         3.2              23.1              23.7

  Construction            4.1   6.1   7.6   6.0   7.2   8.6   7.5   8.3   8.9   8.8   7.7   7.4


  Repayments:
   Bonds, Solid Waste Notes     0.5        19.1                                       0.5
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS   52.5  51.0  53.5  69.5  55.7  55.3  53.7  53.3  73.2  52.7  56.9  80.2


SOURCES OF CASH:

  Revenues & Misc.:      62.3  56.4  58.8  53.1  52.0  50.3  56.7  57.5  53.2  56.3  54.7  62.6

  Div. from Subs.:                    2.2               2.2               2.2               2.2
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

       SOURCES OF CASH   62.3  56.4  61.0  53.1  52.0  52.5  56.7  57.5  55.4  56.3  54.7  64.8

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  39.6  29.8  24.4  16.9  33.3  37.0  39.8  36.8  32.5  50.3  46.8  49.0

  Additional STD requir  -9.8  -5.4  -7.5  16.4   3.7   2.8  -3.0  -4.2  17.8  -3.6   2.2  15.4

Balance, End of Period   29.8  24.4  16.9  33.3  37.0  39.8  36.8  32.5  50.3  46.8  49.0  64.4







                                                      1999
                        JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):         36.4  34.7  36.1  35.4  34.2  33.8  36.1  35.1  32.9  34.3  33.6  35.9

  Taxes:                  9.6   8.0   8.2   6.3   6.6   6.1   7.5   8.1   6.6   7.4   7.5   9.7


  Interest expense:       2.9   0.8   2.0   2.5   6.8   3.9   2.9   0.7   1.9   2.5   6.9   3.9

  Dividends:
   Preferred Stock              1.3               1.2               1.3               1.2
   Common Stock                                         1.6              19.0              19.4

  Construction            6.3   7.4   9.6   8.2   7.7   8.7   8.2   8.2   8.6   8.4   7.6   7.2


  Repayments:
   Bonds, Solid Waste Notes     0.5                                                   0.5
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS   55.2  52.7  55.9  52.4  56.5  54.1  54.7  53.4  69.0  52.6  57.3  76.1


SOURCES OF CASH:

  Revenues & Misc.:      60.3  54.7  57.0  51.4  50.4  48.7  55.0  55.7  51.5  54.6  53.0  60.6

  Div. from Subs.:                    2.0               2.0               2.0               2.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

       SOURCES OF CASH   60.3  54.7  59.0  51.4  50.4  50.7  55.0  55.7  53.5  54.6  53.0  62.6

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  64.4  59.3  57.3  54.2  55.2  61.3  64.7  64.5  62.2  77.7  75.7  80.1

  Additional STD requir  -5.1  -2.0  -3.1   1.0   6.1   3.4  -0.3  -2.3  15.5  -2.0   4.3  13.5

Balance, End of Period   59.3  57.3  54.2  55.2  61.3  64.7  64.5  62.2  77.7  75.7  80.1  93.5



                                            MONONGAHELA POWER COMPANY
                                                CASH REQUIREMENTS
                                                  ($ millions)

                                                      2000
                        JAN   FEB   MAR   APR  MAY   JUNE  JULY   AUG  SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):         35.3  33.6  34.9  34.3  33.1  32.7  34.9  34.0  31.8  33.2  32.5  34.8

  Taxes:                 10.4   8.8   9.0   6.9   7.2   6.7   8.2   8.9   7.2   8.1   8.2  10.6


  Interest expense:       2.9   0.8   2.0   2.4   6.6   3.7   2.7   0.6   1.8   4.5   6.7   3.7

  Dividends:
   Preferred Stock              1.3               1.2               1.3               1.2
   Common Stock                                                          19.3              20.7

  Construction            4.6   5.3   7.0   5.9   5.6   6.3   5.9   5.9   6.2   6.1   5.5   5.2


  Repayments:
   Bonds, Solid Waste Notes     0.5        65.0                                       0.5
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS   53.2  50.3  52.9 114.5  53.7  49.4  51.7  50.7  66.3  51.9  54.6  75.0


SOURCES OF CASH:

  Revenues & Misc.:      61.1  55.4  57.7  52.1  51.1  49.3  55.7  56.4  52.2  55.3  53.7  61.4

  Div. from Subs.:                    2.0               2.0               2.0               2.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds                   100.0

       SOURCES OF CASH   61.1  55.4  59.7 152.1  51.1  51.3  55.7  56.4  54.2  55.3  53.7  63.4

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  93.5  85.6  80.5  73.7  36.1  38.7  36.8  32.8  27.1  39.2  35.8  36.7

  Additional STD requir  -7.9  -5.1  -6.8 -37.6   2.6  -1.9  -4.0  -5.7  12.1  -3.4   0.9  11.6

Balance, End of Period   85.6  80.5  73.7  36.1  38.7  36.8  32.8  27.1  39.2  35.8  36.7  48.3







                                                      2001
                        JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):         35.9  34.2  35.5  34.8  33.7  33.3  35.5  34.6  32.4  33.8  33.0  35.3

  Taxes:                 10.2   8.6   8.8   6.7   7.1   6.5   8.0   8.7   7.1   7.9   8.0  10.3


  Interest expense:       2.7   0.4   1.8   4.5   6.6   3.7   2.6   0.2   1.7   4.5   6.6   3.7

  Dividends:
   Preferred Stock              1.3               1.2               1.3               1.2
   Common Stock                                                          18.7              21.3

  Construction            3.8   4.4   5.8   4.9   4.6   5.2   4.9   4.9   5.1   5.1   4.6   4.3


  Repayments:
   Bonds, Solid Waste Notes     0.5                                                   0.5
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS   52.6  49.4  51.9  50.9  53.2  48.7  51.0  49.7  65.0  51.3  53.9  74.9


SOURCES OF CASH:

  Revenues & Misc.:      61.3  55.5  57.9  52.3  51.2  49.5  55.9  56.6  52.4  55.4  53.9  61.6

  Div. from Subs.:                    2.0               2.0               2.0               2.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

       SOURCES OF CASH   61.3  55.5  59.9  52.3  51.2  51.5  55.9  56.6  54.4  55.4  53.9  63.6

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  48.3  39.6  33.5  25.5  24.1  26.1  23.3  18.4  11.5  22.1  18.0  18.0

  Additional STD requir  -8.7  -6.1  -8.0  -1.4   2.0  -2.8  -4.9  -6.9  10.6  -4.1   0.0  11.3

Balance, End of Period   39.6  33.5  25.5  24.1  26.1  23.3  18.4  11.5  22.1  18.0  18.0  29.3





                                         MONONGAHELA POWER COMPANY
                                             CASH REQUIREMENTS

                                               ($ millions)

                                                      2002
                        JAN   FEB   MAR   APR   MAY   JUNE  JULY  AUG   SEPT  OCT   NOV   DEC
REQUIREMENTS:
 Operating Expenses
  & Misc. (net):         36.6  34.9  36.2  35.5  34.4  34.0  36.2  35.3  33.0  34.5  33.7  36.1

  Taxes:                 10.2   8.6   8.8   6.7   7.1   6.5   8.0   8.7   7.1   7.9   8.0  10.3


  Interest expense:       2.7   0.3   1.7   4.4   6.5   3.7   2.7   0.3   1.9   4.6   6.8   3.9

  Dividends:
   Preferred Stock              1.3               1.2               1.3               1.2
   Common Stock                                                          18.7              21.3

  Construction            5.4   6.3   8.2   7.0   6.6   7.4   7.0   7.0   7.3   7.2   6.5   6.1


  Repayments:
   Bonds, Solid Waste Notes     0.5                          25.0                     0.5
   Preferred Stock

   Misc. Net & Other:

    TOTAL REQUIREMENTS   54.9  51.9  54.9  53.6  55.8  51.6  78.9  52.6  68.0  54.2  56.7  77.7


SOURCES OF CASH:

  Revenues & Misc.:      61.5  55.7  58.1  52.4  51.4  49.6  56.0  56.8  52.5  55.6  54.1  61.8

  Div. from Subs.:                    2.0               2.0               2.0               2.0
  Interest income
  Sale of Securities:
   Common Stock
   Preferred Stock
   Pollution Bonds
   First Mortgage Bonds

       SOURCES OF CASH   61.5  55.7  60.1  52.4  51.4  51.6  56.0  56.8  54.5  55.6  54.1  63.8

SHORT-TERM DEBT /
   (INVESTMENT):
Balance, Beg. of Period  29.3  22.7  18.9  13.7  14.9  19.3  19.3  42.2  38.0  51.5  50.1  52.7

  Additional STD requir  -6.6  -3.8  -5.2   1.2   4.4   0.0  22.9  -4.2  13.5  -1.4   2.6  13.9

Balance, End of Period   22.7  18.9  13.7  14.9  19.3  19.3  42.2  38.0  51.5  50.1  52.7  66.6
